CONSENT

     I consent to the incorporation by reference in the Registration Statement on Form S-8 of eWeb21 Corp. of my report dated April 10, 2000 on my audits of the financial statements of eWeb21 Corp, as of December 31, 1999 and for each of the two years then ended included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

Hackensack, New Jersey
November 2, 2000

                              /s/Thomas P. Monahan
                              -----------------------------------
                             Thomas P. Monahan, CPA